UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NEOPHOTONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 22, 2020

Fellow Stockholders:

Our annual stockholders’ meeting will be held on Tuesday, June 2 at 9:00 a.m., Pacific Time, and due to the COVID-19 pandemic, we will be using a virtual meeting format as described further in this filing.

In addition, we are asking for your vote FOR Proposal 3 in our Proxy Statement filed with the Securities and Exchange Commission on April 23, 2020, the “2020 Equity Incentive Plan” proposal. If approved, the 2020 Equity Incentive Plan (the “2020 Plan”) will serve as our sole means of incentivizing our employees through equity awards as our 2010 Equity Incentive Plan and 2011 Inducement Award Plan terminated in April 2020.  If Proposal 3 fails, we will have no ability to use equity to attract and retain our key talent and we will be substantially disadvantaged in our ability to compete.

Providing equity to our employees is a critically important tool for attracting and retaining the highly talented staff required to develop and manufacture the industry’s leading very pure light tunable lasers, silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks.  For this reason, our board of directors (the “Board”) unanimously recommends a vote FOR Proposal 3 in the Proxy Statement.

We are pleased to note that Glass Lewis is supporting the approval of the 2020 Plan. In contrast, Institutional Shareholder Services (“ISS”) has issued an unfavorable recommendation on Proposal 3.

In response to ISS’ concerns, we have taken the following actions:

•                 The Board has approved an amendment to the 2020 Plan to reduce the proposed number of shares reserved for issuance under the 2020 Plan by 200,000 shares; and

•                 The Board’s compensation committee has adopted a clawback policy and has provided that all awards granted to our executive officers under the 2020 Plan are subject to the clawback policy, as further described below.

Further information about the actions we have taken can be found in the attached materials.

Our proposed 2020 Plan is designed to protect stockholder value by enabling us to compete for talent while protecting stockholder interests.

The technology industry is and has long been critically dependent upon the intelligent use of equity incentives to attract and retain a highly educated and uniquely skilled workforce in a hyper-competitive talent marketplace.  Our products in particular are highly technical and require a skilled, experienced workforce to design, manufacture and support.  We create key components for the mission-critical high speed communications products of our customers, and therefore our customers demand high quality products and expert support services from us.

To enable us to compete effectively, we have designed the 2020 Plan carefully so that it enables us to effectively use equity that is earned over time by periodic vesting (based on continued service to NeoPhotonics and/or achievement of performance goals) to retain and incentivize our workforce while remaining responsible to our stockholders.  Without the ability to grant equity awards to our workforce, it will be difficult for us to compete with other employers who grant equity compensation, which we believe would put us at a significant disadvantage in the labor market.

We included in the 2020 Plan provisions that promote stockholder value and are in line with corporate best practices. We have described these provisions in detail in the Proxy Statement, but would again like to briefly highlight the following provisions:

•       No “evergreen” share refresh provision

•       No repricing of stock options or stock appreciation rights without stockholder approval

•       No discounting of stock options or stock appreciation rights

•       Minimum vesting requirements for grants with a limited exception for 5% of the shares initially available under the 2020 Plan

•       No dividends or dividend equivalents on unearned stock awards

•       No liberal change in control definition

•       No liberal share counting provisions

•       Annual director compensation limit

We have managed our equity grants conservatively.

We have a long track record of managing our equity spend conservatively and to good effect.  ISS itself measures equity spend through their “burn rate” metric and has established a benchmark of 7.07% for three-year historical responsible equity spend.  Using ISS’ methodology, our three-year average adjusted burn rate (which incorporates a volatility multiplier of 1.5 for full value awards) was 5.86% and our three-year average unadjusted burn rate was 4.10%, each well below ISS’ benchmark.

But “burn rate” tells only part of the story.  Further reflecting our success in using equity, approximately 89% of our outstanding stock options are in-the-money and yet remain unexercised.  We believe this level of unexercised, in-the-money equity reflects an engaged and committed workforce that has confidence in NeoPhotonics' direction, progress and upside.

Through conservative but effective use of equity awards we believe we are  managing our incentive program in a manner that creates stockholder value.  If Proposal 3 fails, we will be unable to continue using equity to retain and incentivize our highly skilled workforce as we have in the past to build value for our stockholders.

Approval of Proposal 3 supports stockholder value creation.

For the reasons we have stated above, we strongly believe that our proposed 2020 Plan is in the best interests of our stockholders and we respectfully ask for your vote FOR Proposal 3.

Yours very sincerely,

NeoPhotonics Corporation

Timothy S. Jenks President & CEO	Charles J. Abbe Lead Independent Director	Dr. Rajiv Ramaswami Director, Chair of Compensation Committee

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT, DATED APRIL 23, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoPhotonics Corporation (“NeoPhotonics”) to be held on June 2, 2020.

On April 23, 2020, NeoPhotonics commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 22, 2020 included below, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

NeoPhotonics Announces Change of Format for 2020 Annual Meeting of Stockholders

San Jose, May 22, 2020 — NeoPhotonics Corporation (NYSE: NPTN), a leading developer and manufacturer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced that it will be holding its Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual-only meeting due to the public health impact of the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of NeoPhotonics stockholders and other meeting participants. As previously announced, the meeting will be held on Tuesday, June 2, 2020 at 9 a.m. Pacific Time.

In order to participate in the Annual Meeting, please visit: https://web.lumiagm.com/290418259. Participants may begin logging into the Annual Meeting at 8:30 a.m. Pacific Time on June 2, 2020. In order to attend, vote and ask questions at the Annual Meeting, stockholders must use (1) your issued 11-digit voter control number (found on your proxy card or in an email you previously received from American Stock Transfer & Trust Company) and (2) use the password “neophotonics2020” to access the meeting.

A notice regarding the change to a virtual meeting is being filed with the U.S. Securities and Exchange Commission in conjunction with this press release. Additional information regarding the Annual Meeting, stockholder participation and voting is provided in the notice.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China.  For additional information visit www.neophotonics.com.

Investor Contacts

NeoPhotonics Corporation

Beth Eby, Chief Financial Officer

+1-408-895-6086

ir@neophotonics.com

©2020 NeoPhotonics Corporation.  All rights reserved.  NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation.  All other marks are the property of their respective owners.

3081 Zanker Road

San Jose, California 95134 USA

+1-408-232-9200

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2020

The following Notice relates to the proxy statement dated April 23, 2020 (the “Proxy Statement”) furnished to stockholders of NeoPhotonics Corporation (“NeoPhotonics,” the “Company,” “our,” “us,” or “we”) in connection with its Annual Meeting of Stockholders to be held on June 2, 2020 (the “Annual Meeting”). On May 22, 2020, the Company issued a press release to announce the change in format and location of the Annual Meeting from in-person to virtual only. This supplement to the Proxy Statement is being filed with the U.S. Securities and Exchange Commission and is being made available to stockholders on or around May 22, 2020. Except as specifically revised by the information contained herein, this Notice does not revise or update any of the other information set forth in the Proxy Statement.

The accompanying Notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE IN FORMAT AND LOCATION OF

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2020

Dear Stockholder:

Due to the public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and wellbeing of its employees, stockholders and the broader community, NeoPhotonics will be holding its 2020 Annual Meeting of Stockholders in a virtual meeting format only, via live audio webcast. The virtual Annual Meeting will be held as planned on Tuesday, June 2, 2020 at 9:00 a.m. Pacific Time. Stockholders will not be able to attend in person.

To attend the virtual Annual Meeting, please visit https://web.lumiagm.com/290418259. To logon, you will need both (1) 11-digit voter control number (found on your proxy card or in an email you previously received from American Stock Transfer & Trust Company, LLC) and (2) a password.  The password for the meeting is “neophotonics2020.” The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:30a.m. Pacific Time.

Participating in the Annual Meeting

Stockholders of Record: Shares Registered in Your Name

If on April 9, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you can participate in the Annual Meeting at https://web.lumiagm.com/290418259 by entering the 11-digit control number (found on your proxy card, or in an email you previously received from American Stock Transfer & Trust Company, LLC) and the meeting password “neophotonics2020.”

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If on April 9, 2020, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” You must register in advance to participate in the Annual Meeting. To register, you must obtain a legal proxy from the brokerage firm, bank, dealer or other holder of record reflecting NeoPhotonics shares held as of April 9, 2020, and forward a copy or image of the legal proxy, along with your name and email address, to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 1:00 PM Pacific Time on May 28, 2020. You will then receive a confirmation email from American Stock Transfer & Trust Company, LLC with a 11-digit control number, and can participate in the Annual Meeting at https://web.lumiagm.com/290418259 by entering your control number and the meeting password “neophotonics2020.”

A list of names of stockholders entitled to vote at the Annual Meeting will be available during the virtual meeting for examination by stockholders of record and registered beneficial owners who participate in the Annual Meeting by requesting access by email to legal@neophotonics.com.

Asking Questions and Voting Shares

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and the meeting password, and may:

•                  submit questions during the meeting by clicking on the “chat” icon in the upper left-hand corner of the meeting center website; and

•                  vote your shares electronically during the Annual Meeting by clicking on the “Vote” link on the left-hand corner of the meeting center website.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting, which will be posted on the meeting center website.

Whether or not you plan to attend the virtual Annual Meeting, NeoPhotonics urges its stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials to ensure your vote is counted.

The proxy card and voting instruction form included with the proxy materials previously distributed will not be updated to reflect this change in location and may continue to be used to vote your shares.

By order of the board of directors,

Timothy S. Jenks

President, Chief Executive Officer and

Chairman of the Board of Directors

San Jose, California

May 22, 2020

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 3 – APPROVAL OF NEOPHOTONICS’ 2020 EQUITY INCENTIVE PLAN

As described in Proposal 3 (“Proposal 3”) of the proxy statement (the “Proxy Statement”) for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of NeoPhotonics Corporation (the “Company”), we are requesting that our stockholders approve the NeoPhotonics Corporation 2020 Equity Incentive Plan (the “2020 Plan”). After furnishing the Proxy Statement to our stockholders, we were informed by Institutional Shareholder Services (“ISS”) that Proposal 3 received an unfavorable recommendation as determined by ISS. In response, we have taken the following actions:

•                  Our board of directors (the “Board”) has approved an amendment to the 2020 Plan to reduce the proposed number of shares reserved for issuance under the 2020 Plan by 200,000 shares, effective immediately following approval of the 2020 Plan by our stockholders; and

•                  The Board’s compensation committee has adopted a clawback policy and has provided that all awards granted to our executive officers under the 2020 Plan are subject to the clawback policy, as further described below.

The Board adopted the 2020 Plan, subject to approval by our stockholders, in order to enable us to have a competitive equity incentive program that aligns the interests of our employees, directors and consultants with the interests of our stockholders.  The Board believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals in optoelectronic-product companies.  Our products are highly technical and require a skilled, experienced workforce to design, manufacture and support. A key element to providing quality products is ensuring we retain our highly skilled employees.

Our 2010 Equity Incentive Plan (the “2010 Plan”) terminated in accordance with its terms on April 13, 2020, and, in connection with the approval of the 2020 Plan, the Board terminated our 2011 Inducement Award Plan (the “Inducement Plan”) on April 14, 2020.  No additional awards may be granted under the 2010 Plan or the Inducement Plan. If Proposal 3 is not approved by our stockholders, the 2020 Plan will not become effective and we will not have a stockholder-approved equity incentive plan in place to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practices for our industry.

ISS issued its recommendation in part because ISS found the cost of the plan excessive.  As described in the Proxy Statement, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program.  We believe our historic three-year burn rate is reasonable, and we are committed to effectively monitoring our equity compensation share reserve and burn rate to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Equity compensation has significantly contributed to our growth and success to date, and it is important that we remain able to utilize equity vehicles in the future. Thus, the Board considers approval of the 2020 Plan critical to our ability to continue to execute our strategic plans, particularly in light of the termination of both the 2010 Plan and the Inducement Plan in April 2020. If the 2020 Plan is not approved, we will be required revise our compensation philosophy in a manner that could competitively disadvantage our ability to attract and retain employees, directors and consultants.

Although we disagree with the ISS recommendation, the Board has decided to reduce the proposed number of shares reserved for issuance under the 2020 Plan. Accordingly, on May 21, 2020, the Board approved amending the proposed 2020 Plan, effective immediately following approval of the 2020 Plan by the Company’s stockholders, to reduce the aggregate number of shares of our common stock that may be issued under the 2020 Plan by 200,000 shares. This will reduce the potential dilutive impact of the 2020 Plan on other stockholders and the overall cost of the 2020 Plan. The Board made no other changes to the 2020 Plan.

As a result of the Board’s action, if Proposal 3 is approved, the 2020 Plan will be approved and the aggregate number of shares of our common stock reserved for issuance thereunder will not exceed the sum of (i) 1,921,414 shares and (ii) certain shares subject to outstanding awards granted under the 2010 Plan or the Inducement Plan that may become available for issuance under the 2020 Plan, as such shares become available from time to time. Except as set forth herein, there are no changes to Proposal 3.

Key Considerations in Approving the 2020 Plan

The Board believes that the 2020 Plan is in the best interests of our business and our stockholders and recommends a vote in favor of Proposal 3.  The 2020 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•                  Stockholder approval is required for additional shares. The 2020 Plan does not contain an annual “evergreen” provision. The 2020 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•                  Repricing is not allowed. The 2020 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•                  No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2020 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•                  Minimum vesting requirements. The 2020 Plan provides that no award may vest until at least 12 months following the date of grant of such award, except that shares of our common stock up to 5% of the share reserve of the 2020 Plan may be issued pursuant to awards that do not meet such vesting requirements.

•                  Restrictions on dividends. The 2020 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to vest.

•                  No liberal change in control definition. The change in control definition in the 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2020 Plan to be triggered.

•                  No liberal share counting provisions. The following shares will not become available again for issuance under the 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

•                  Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $500,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $750,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

•                  Specific disclosure of award vesting upon a corporate transaction or change in control. The 2020 Plan specifically provides that if a corporate transaction or change in control (each, a “Transaction”) occurs and the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2020 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the Transaction, the vesting of such awards will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the target level of performance).

•                  Material amendments require stockholder approval. The 2020 Plan requires stockholder approval of any material amendments to the 2020 Plan. In addition, certain other amendments to the 2020 Plan require stockholder approval.

•                  Clawback policy. All awards granted to our executive officers under the 2020 Plan are subject to our clawback policy.  The policy provides that if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws, and it is determined that such noncompliance was due in whole or in part to such executive officer’s misconduct, the Company may seek to recover from the executive officer the equity incentive compensation granted to, earned by or vested in such executive officer during the one-year period preceding the accounting restatement.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the 2020 Plan. The affirmative vote of the holders of a majority of the shares present and entitled to vote either in person or by proxy is required to approve the 2020 Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE 2020 PLAN.

Additional Information

If you have already returned your proxy card or voted over the internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy card or already voted over the internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.

How do I vote on Proposal No. 3 if I have not yet voted?

For Proposal No. 3, you may vote “FOR” or “AGAINST”, or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote at the virtual Annual Meeting, vote by proxy on the internet, vote by proxy over the telephone or vote by proxy by requesting a proxy card in the mail. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote at the meeting if you have already voted by proxy.

•                  To vote in person, attend the virtual Annual Meeting and cast your vote by clicking on the “Vote” link on the left-hand corner of the meeting center website.

•                  To vote via the internet, go to “www.voteproxy.com” to complete an electronic proxy card and follow the steps outlined on the secured website. Your vote must be received by 11:59 P.M. Eastern Time on June 1, 2020, to be counted.

•                  To vote by telephone, dial toll-free +1-800-776-9437 within the United States, Canada and Puerto Rico using a touch-tone phone and follow the instructions provided by the recorded message. Your vote must be received by 11:59 P.M. Eastern Time on June 1, 2020, to be counted.

•                  To vote by mail, you may do so by first requesting printed copies of the proxy materials by mail and then filling out the proxy card and sending it back in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from NeoPhotonics. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.  Once you have the proxy form, you must register in advance to vote at the virtual Annual Meeting. To register, forward a copy or image of the legal proxy, along with your name and email address, to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 1:00 PM Pacific Time on May 28, 2020. You will then receive a confirmation email from American Stock Transfer & Trust Company, LLC with a 11-digit control number, and can participate in the Annual Meeting at https://web.lumiagm.com/290418259 by entering your control number and the meeting password “neophotonics2020.”

How do I change my vote on Proposal No. 3 if I have already submitted my proxy?

You can revoke your proxy before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•                  You may grant a subsequent proxy by telephone or through the internet, provided that your subsequent proxy must be received by 11:59 P.M. Eastern Time on June 1, 2020;

•                  You may submit another properly completed proxy bearing a later date, which must be received before the final vote;

•                  You may send a written notice of revocation to our principal executive offices at 3081 Zanker Road, San Jose, California 95134 USA, attention Barbara Rogan, Senior Vice President & General Counsel, which must be received before the final vote; or

•                  You may attend the virtual Annual Meeting and re-cast your vote by clicking on the “Vote” link on the left-hand corner of the meeting center website. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy or telephone proxy timely provided to us is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Only stockholders of record at the close of business on the record date, April 9, 2020, are entitled to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

Our definitive proxy statement, including these additional proxy materials and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, are available at http://IR.neophotonics.com.